UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2007

J. L. Halsey Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE
(Address of principal		19803
executive offices)		(Zip code)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Loan and Security Agreement

On March 31, 2007, the Registrant and its wholly-owned subsidiaries Commodore Resources (Nevada), Inc., Lyris Technologies Inc., Uptilt Inc., MCC Nevada, Inc. and ClickTracks Analytics, Inc. and Admiral Management Company (each a “Borrower” and collectively, “Borrowers”) entered into a Fifth Amendment to the Loan and Security Agreement (the “Amendment”) with Comerica Bank (“Bank”). The Amendment amends the Loan and Security Agreement, dated October 4, 2005 (the “Agreement”), between the Bank and the Borrowers. Under this Amendment, the Registrant becomes a direct obligor whereas prior to the Amendment, the Registrant had entered into an Unconditional Guarantee in favor of the Bank, effective October 4, 2005, guaranteeing the indebtedness owed to the Bank by the Borrowers under the Agreement.

The Amendment increases the amounts available under the revolving line of credit to fifteen million dollars ($15,000,000), extends the term to five years from the above date and provides that the amounts available under the line are reduced in equal monthly installments. The Amendment modifies the definition of EBITDA to allow for adjustments related to discontinued operations, subject to certain limitations, and also modifies the financial covenants.  The financial covenant requirements, measured on a monthly basis are as follows: (a) fixed charge coverage of at least 1.25 to 1.00, calculated as the ratio of annualized rolling three-month EBITDA minus cash taxes and capitalized expenditures to the sum of cash interest expense plus the current portion of all indebtedness to bank; (b) minimum EBITDA, on a rolling three-month basis of at least (i) One Million Five Hundred Thousand Dollars ($1,500,000) for the measuring periods ending March 31, 2007 through August 31, 2007, (ii) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) for the measuring periods ending September 30, 2007 through February 28, 2008 and (iii) Two Million Dollars ($2,000,000) at all times thereafter; (c) senior debt to EBITDA, calculated on an annualized rolling three-month basis of not greater than: (i) 2.50 to 1.00 for the measuring periods ending March 31, 2007 through February 28, 2008 and (ii) 2.00 to 1.00 at all times thereafter; (d) Liquidity, defined as cash held at the Bank plus availability under the revolving line, of not less than (i) Two Million Dollars ($2,000,000) for the measuring periods ending March 31, 2007 through August 31, 2007 and (ii) One Million Dollars ($1,000,000) at all times thereafter.

The forgoing description of the Loan Amendment is qualified in its entirety by reference to the Fifth Amendment to Loan and Security Agreement, a copy of which is included as exhibit 10.1 hereto and is incorporated by reference herein.

Amendment of Promissory Note

On March 31, 2007, Commodore Resources (Nevada), Inc., a wholly owned subsidiary of the Registrant (“Maker”), executed an amended and restated a promissory note in the principal amount of $5,600,000 (the “Amended and Restated Note”) payable to The John Buckman and Jan Hanford Trust (the “Trust”).  The Amended and Restated Note replaces in its entirety the promissory note in the same principal amount from the Maker’s predecessor, Commodore Resources, Inc., dated May 12, 2005, to the Trust (the “Original Note”).  The amended and restated note accrues interest at the rate of 10% from the date of the original note, with previous payments and offsets of interest under the Original Note having been credited toward payment of accrued interest on the Amended and Restated Note.  Under the terms of the Amended and Restated Note, Maker is obligated to make the following payments (constituting both principal and interest, in accordance with the terms of the Amended and Restated Note) to the Trust: (a) $1,000,000 due May 12, 2007; (b) $1,453,447 due February 12, 2008; (c) $4,687,666 due November 12, 2008. The forgoing description of the Amended and Restated Note is qualified in its entirety by reference to the Amended and Restated Note, a copy of which is included as Exhibit 10.2 hereto and incorporated by reference herein.

Subordination Agreement

On March 31, 2007, the Registrant and the Borrowers entered into a Subordination Agreement with the Trust and the Bank under which the Trust has agreed: (a) to subordinate all of the Borrowers’ indebtedness and obligations to the Trust under the Promissory Note described above to all of the Borrowers’ indebtedness and obligations due to the Bank whether presently existing or arising in the future; and (b) to subordinate all of Trust’s security interests, if any, to all of the Bank’s security interests in the Borrowers’ property. The forgoing description of the Subordination Agreement is qualified in its entirety by reference to the Subordination Agreement, a copy of which is included as Exhibit 10-3 hereto and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1

Fifth Amendment to Loan and Security Agreement effective as of March 31, 2007, by and between Comerica Bank and Commodore Resources (Nevada), Inc., Lyris Technologies, Inc., Uptilt, Inc., MCC Nevada, Inc., ClickTracks Analytics, Inc., Admiral Management Company, and J. L. Halsey Corporation.

10.2	Amended and Restated Promissory Note dated March 31, 2007 by Commodore Resources, Inc. in favor of The John Buckman and Jan Hanford Trust.
10.3	Subordination Agreement dated March 31, 2007 by and between The John Buckman and Jan Hanford Trust and Comerica Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

By:	/s/ Luis Rivera
Name:	Luis Rivera
Title:	Chief Executive Officer

Date:       April 5, 2007